SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:

       Preliminary Proxy Statement
       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X    Definitive Proxy Statement
       Definitive Additional Materials
       Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12 Consolidated Papers, Inc.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      No fee required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:


2)	Form, Schedule or Registration Statement No.:


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4)	Date Filed:


CONSOLIDATED PAPERS, INC.
P.O. BOX 8050
WISCONSIN RAPIDS, WISCONSIN 54495-8050

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 1999


To the Shareholders of
Consolidated Papers, Inc.

The annual meeting of shareholders of Consolidated Papers, Inc. will be held at the Hotel Mead, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 26, 1999, for the following purposes:

1.	To elect thirteen directors to serve until the next annual meeting of shareholders.

2.	To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on March 9, 1999 are entitled to notice of and to vote at the meeting.

We cordially invite you to attend. Whether or not you can be present, please date, sign, and return the enclosed proxy as soon as possible. If you attend the meeting, you may revoke your proxy and vote in person.


CONSOLIDATED PAPERS, INC.

Carl H. Wartman, Secretary


March 16, 1999

                               PROXY STATEMENT
                           CONSOLIDATED PAPERS, INC.
                                P.O. BOX 8050
                    WISCONSIN RAPIDS, WISCONSIN 54495-8050
                        ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by the Board of Directors in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Consolidated Papers, Inc. ("Consolidated" or the "Company") to be held at the Hotel Mead, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 26, 1999. This proxy statement and the enclosed form of proxy are scheduled to be mailed to shareholders on March 16, 1999, together with the Company's Annual Report to Shareholders which contains financial statements for the fiscal year ended December 31, 1998. When proxy cards are returned properly signed and received in time, the shares represented will be voted in accordance with shareholders' directions. If the proxy card is signed and returned without directions, the shares will be voted in accordance with the discretionary authority of the persons named in the enclosed form of proxy.

                            REVOCABILITY OF PROXY

Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting. A proxy may be revoked in person at the meeting, by providing a proxy bearing a later date, or by delivering a signed notice of revocation to the Secretary of the Company.

                                 SOLICITATION

The enclosed form of proxy is solicited on behalf of the Board of Directors of Consolidated Papers, Inc. The expense of solicitation will be borne by the Company. Reasonable out-of-pocket expenses will be paid by the Company to brokers, nominees, and other persons who request solicitation materials for their principles.

                               VOTING SECURITIES

Only shareholders of record as of the close of business March 9,1999 will be eligible to vote at the meeting. Each shareholder is entitled to one vote for each share held. In determining whether a quorum exists at the annual meeting, all votes "For" or "Against," as well as abstentions and directions to withhold authority, will be counted. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting (thirteen).

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

As of March 9, 1999, there were 90,480,444 shares of common stock of the Company outstanding and entitled to vote at the annual meeting.

                         PROPOSALS OF SECURITY HOLDERS

In accordance with Section 2.2 of the Company's bylaws, shareholders may recommend persons as potential nominees for director only by complying with the following procedure: shareholders must submit the names of potential nominees in writing to the Secretary of the Company not less than 60 days or more than 90 days prior to the date of the annual meeting. These recommendations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation or employment for the past five years, number of shares of the Company beneficially owned by the potential nominee, and all other information required by the proxy rules, and the name, record address, and number of shares of stock of the Company owned by the shareholder making the recommendation.

Also, in accordance with Section 2.2 of the Company's bylaws, a shareholder may properly bring business before the annual meeting only by complying with the following procedure: the shareholder must submit to the Secretary of the Company, not less than 60 days or more than 90 days prior to the date of the annual meeting, a written statement describing the business to be discussed, the name, principal occupation, address, and number of shares of the Company beneficially owned by the shareholder making the submission, and a description of any material interest of the shareholder in the business of the Company other than as a shareholder.

Copies of Section 2.2 of the Company's bylaws are available on request to the Secretary.

Under regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the annual meeting of shareholders anticipated to be held April 24, 2000 may, if the shareholders have complied with the requirements of the regulations, be included in the proxy statement and on the proxy card relating to the meeting. The regulations provide that the shareholder proposals must be submitted to the Secretary of the Company by November 17, 1999.

                   SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table, after elimination of such duplication, is 42,205,808 shares (46.7% of the outstanding stock).

Set forth in the following table are the beneficial holdings as of January 31, 1999 on the basis described above of: (A) each person known by the Company to own beneficially more than 5% of its outstanding stock; (B) directors not listed in (A); (C) the executive officers named in the Summary Compensation Table on Page 7 and not listed in (A) or (B); and (D) directors and executive officers as a group:

                                   Shares Owned
                         Sole      Beneficially
                       Voting Or      Shared      Shared      Total
                       Investment     Voting    Investment  Beneficial  % Of
          Name           Power1,2       Power       Power    Ownership   Class
(A) George W. Mead        153,883   32,145,1543             32,299,037  35.7%
    Chairman (Director)
    P.O. Box 8050
    Wisconsin Rapids, WI
    54495-8050

    Robert McKay           40,000   32,145,1543             32,185,154  35.6%
    30 Oenoke Lane
    New Canaan, CT 06840

    Cynthia M. Sargent    181,216   32,145,1543             32,326,370  35.8%
    14 Bridlewood Road
    Northbrook, IL 60062

    Sanford C.
      Bernstein &
      Co., Inc.                  4     946,906               8,047,645   8.9%
    767 Fifth Avenue
    New York, NY 10153

(B) Other directors
    Ruth Baldwin Barker   297,138       52,000    52,000       349,138    *
    Wiley N. Caldwell      14,600                               14,600    *
    James D. Ericson        4,491                                4,491    *
    Gorton M. Evans        54,057                               54,057    *
    J. Joseph King          4,400                                4,400    *
    Bernard S. Kubale      15,600                               15,600    *
    D. Richard Mead Jr.    69,200      579,152   579,152       648,352    *
    Gilbert D. Mead        44,514                               44,514    *
    Lawrence R. Nash      118,910                              118,910    *
    Glenn N. Rupp          10,600                               10,600    *
    John S. Shiely          6,600                                6,600    *

(C) Other Executive Officers
    William P. Orcutt      64,742                               64,742    *
    Richard J. Kenney      43,663                               43,663    *
    Ronald E. Swanson      25,858                               25,858    *

(D) Directors and
      Executive Officers
      as a Group        1,160,641   32,776,306                          37.6%5
     (23 persons)

*Less than 1%

1	Does not include shares held by spouses or children of the following: for
Mrs. Barker, 102,000 shares; for Mr. McKay, 379,586 shares; for Mr. D.
Richard Mead Jr., 6,000 shares; for Mr. George W. Mead, 87,715 shares; for
Mr. Gilbert D. Mead, 4,520 shares; for Mr. Nash, 46,670 shares; for Mrs.
Sargent, 320 shares; and for all directors and executive officers as a group, 627,033 shares. Beneficial ownership is disclaimed as to these shares and as to all other shares over which the named person does not have all beneficial rights.

2	Includes shares which may be acquired within sixty (60) days upon exercise of options: for Mrs. Barker, 12,000 shares; for Mr. Caldwell, 12,000 shares; for Mr. Erickson, 2,000 shares; for Mr. Evans, 26,998 shares; for Mr. King, 2,000 shares; for Mr. Kubale, 12,000 shares; for Mr. D. Richard
Mead, Jr., 18,000 shares; for Mr. Gilbert D. Mead, 12,000 shares; for Mr.
Nash, 12,000 shares; for Mr. Rupp, 8,000 shares; for Mr. Shiely, 4,000 shares; for Mr. Orcutt, 21,722 shares; for Mr. Kenney, 23,402 shares; for Mr. Swanson, 14,690 shares; and for all directors and executive officers as a group, 292,081 shares.

3	George W. Mead, Robert McKay and Cynthia M. Sargent are voting trustees of the Mead Voting Trust, a voting trust organized under Wisconsin law to hold shares for the Company. The Mead Voting Trust, which expires by its terms on December 20, 2011, holds 32,145,154 shares of stock. The voting trustees generally have the right to determine the voting (but not the disposition) of the shares of the Company. However, in voting on (i) any proposed merger or consolidation of the Company with another person, (ii) any sale, lease or exchange of all or substantially all of the Company's assets, or (iii) a proposed dissolution of the Company, the voting trustees must follow the directions of the holders of a majority of the units of beneficial interest. The three voting trustees each own units of beneficial interest in the Mead Voting Trust. George W. Mead beneficially owns
1,386,020 units of beneficial interest, or 4.3% of the Mead Voting Trust.
Robert McKay beneficially owns 28,380 units of beneficial interest, or .09%
of the Mead Voting Trust. Cynthia M. Sargent beneficially owns 3,366,238 units of beneficial interest, or 10.5% of the Mead Voting Trust. Each unit of beneficial interest represents one share of the Company's common stock.

4	Sanford C. Bernstein & Co., Inc., an Investment Advisor and Broker Dealer
registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 8,047,645 shares representing approximately 8.9% of the total shares outstanding. It reports that it has sole power to vote or direct the vote covering 3,921,462 shares, that it has shared power to vote 946,906 shares, that it has no power to vote the remaining shares, and that it has sole power to dispose of 8,047,645 shares.

5	After eliminating duplications in the table.

                                  DIRECTORS

At the annual meeting of shareholders, thirteen directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified. Directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. All nominees other than Cynthia M. Sargent are now members of the Board of Directors whose current terms of office expire simultaneously with the election of successor directors at the annual meeting April 26, 1999. It is expected these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Sally M. Hands has indicated that she will not be standing for re-election to the Board of Directors at the annual meeting of shareholders to be held April 26, 1999.

The nominees, their ages as of the date of this proxy statement, the years in which they began serving as directors, and business experience are set forth below; except as indicated in footnotes, the principal occupations of the nominees have not changed in the past five years.

The Board of Directors recommends that the shareholders vote for the election of the directors listed in the table below.

                             Director           Principal Occupation
         Name           Age   Since            And Other Directorships
Ruth Baldwin Barker1     69     1991    Investor.

Wiley N. Caldwell       71     1991    Retired President, W.W. Grainger, Inc.,
                                       Skokie, Illinois, (national distributor
                                       of industrial and commercial supplies
                                       and equipment).  Also director of
                                       Kewaunee Scientific Corporation
                                       (manufacturer of laboratory furniture),
                                       and APS Holding, Inc. (distributor of
                                       automotive parts and supplies).

James D. Ericson        63     1996    President and Chief Executive Officer,
                                       and Director, Northwestern Mutual Life
                                       Insurance Company, Milwaukee,
                                       Wisconsin.  Also director of MGIC
                                       Investment Corporation and Kohl's
                                       Corporation (operates family-oriented
                                       specialty department stores).

Gorton M. Evans         60     1996    President and Chief Executive Officer2
                                       Consolidated Papers, Inc.

J. Joseph King          54     1996    Executive Vice President3 Molex
                                       Incorporated, Lisle, Illinois
                                       (manufacturer of electronic, electrical
                                       and fiber optic inter-connection
                                       systems; ribbon cable; switches; and
                                       application tooling).

Bernard S. Kubale       70     1988    Retired Partner, Foley & Lardner,
                                       Attorneys at Law, Milwaukee,
                                       Wisconsin.4  Also director of Banta
                                       Corporation (Printing and graphic
                                       arts), and the Green Bay Packers.

D. Richard Mead Jr.     68     1974    Retired Chief Executive Officer,
                                       Southeast Mortgage Company (mortgage
                                       bankers), and retired Senior Vice
                                       President of Southeast Bank, N.A.,
                                       Miami, Florida.  Also director of
                                       Pointe Financial Corporation.

George W. Mead1          71     1963    Chairman of the Board, Consolidated
                                       Papers, Inc.  Also director of Snap-on
                                       Incorporated (manufacturer and
                                       distributor of hand tools and related
                                       items).

Gilbert D. Mead1         68     1974    Attorney, Washington, D.C.

Lawrence R. Nash        69     1981    Lawyer, of counsel, Nash, Podvin,
                                       Tuchscherer, Huttenberg, Weymouth &
                                       Kryshak, S.C., Wisconsin Rapids,
                                       Wisconsin.

Glenn N. Rupp           54     1994    Chairman and Chief Executive Officer5
                                       and Director, Converse Inc., North
                                       Reading, Massachusetts (manufacturer
                                       of athletic footwear).  Also director
                                       of Johnson Worldwide Associates, Inc.
                                       (manufacturer and marketer of outdoor
                                       recreational equipment and sporting
                                       goods).

Cynthia M. Sargent1     60       -     Investor.

John S. Shiely          46     1996    President and Chief Operating Officer6
                                       and Director, Briggs & Stratton
                                       Corporation, Wauwatosa, Wisconsin
                                       (producer of air-cooled gasoline
                                       engines for the outdoor power equipment
                                       industry).  Also director of M&I
                                       Marshall & Ilsley Bank and M&I Data
                                       Services.

1	Family relationships: Ruth Baldwin Barker and Cynthia M. Sargent are
cousins. George W. Mead and Gilbert D. Mead are brothers. Ruth Baldwin Barker and Cynthia M. Sargent are cousins of George W. Mead and Gilbert D. Mead.

2	Served as President and Chief Executive Officer of the Company since
January, 1997; previously served as Executive Vice President (April, 1996 to December, 1996), Vice President (September, 1995 to April, 1996) and
Vice President, Marketing, Enamel Printing Papers (February, 1989 to September, 1995) of the Company.

3	Served as Executive Vice President since July, 1996; previously served as
Corporate Vice President (1988 to 1996) of Molex Incorporated.

4	The Company retains the firm of Foley & Lardner on a regular basis.

5	Served as Chairman and Chief Executive Officer since April, 1996;
previously served as Consultant (1994 to 1996), and as President and Chief Executive Officer of Simmons Upholstered Furniture Inc. (1991 - 1994). Simmons Upholstered Furniture Inc., a privately held company, made a voluntary filing for reorganization under Chapter 11 of the Bankruptcy Code in 1994.

6	Served as President and Chief Operating Officer since August, 1994;
previously served as Executive Vice President-Administration (1991 to 1994) of Briggs & Stratton Corporation.


                               AUDIT COMMITTEE

At December 31, 1998, the Company's Audit Committee consisted of D. Richard Mead, Jr., Chairman, Ruth Baldwin Barker, J. Joseph King, Bernard S. Kubale, Lawrence R. Nash and John S. Shiely. The committee held two meetings during 1998. The Audit Committee recommends the Company's independent accountants; reviews the scope of the audit; reviews the compensation of the independent accountants; reviews the annual financial statements and the results of the audit with management, the internal auditors, and the independent accountants; reviews the independent accountants' recommendations with respect to changes in accounting procedures and internal auditors; and approves the appointment or removal of the internal audit manager.

                            COMPENSATION COMMITTEE

At December 31, 1998, the Compensation Committee consisted of Wiley N. Caldwell, Chairman, James D. Ericson, Sally M. Hands, J. Joseph King, Glenn N. Rupp and John S. Shiely. The committee held two meetings during 1998. This committee reviews the performance and remuneration arrangements for salaried employees generally and sets compensation for a defined group of key executives. This committee also administers the 1998 Incentive Compensation Plan. The Compensation Committee has reported on management and compensation matters under the heading "Compensation Committee Report on Executive Compensation" on Page 10.

                    NOMINATING AND BOARD AFFAIRS COMMITTEE

At December 31, 1998, the Nominating and Board Affairs Committee consisted of Bernard S. Kubale, Chairman, James D. Ericson, Gilbert D. Mead, Wiley N. Caldwell and John S. Shiely. The committee held three meetings during 1998. The Nominating and Board Affairs Committee recommends nominees for election to the Board of Directors and other committees of the Board, and makes recommendations to the Board with respect to qualifications and compensation of directors as well as Board organization. The committee is also responsible for corporate governance matters and for review of Board performance. The committee will consider an individual nominated by a shareholder if the shareholder submits the nomination in accordance with the requirements of the Company's bylaws relating to nominations by shareholders. These procedures are described under "Proposals of Security Holders" on Page 2.

The Board of Directors held four meetings during 1998.

                           EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

                                                     Long-Term
                                                    Compensation
                                                       Awards
                                                     Securities     All
                                      Annual         Underlying    Other
Name and                           Compensation       Options/    Compen-
Principal Position      Year   Salary ($) Bonus ($)    SARs(#)   sation ($)(2)
G.M. Evans                 1998   523,083(1)  150,926     30,000     14,715
President and Chief        1997   480,585(1)  103,951     30,000     17,296
Executive Officer          1996   290,102(1)   15,001      6,000     12,063

G.W. Mead                  1998   376,936(1)     -         1,578      2,500
Chairman (Director)        1997   376,936(1)     -          -         2,375
                           1996   376,936(1)     -          -         2,375

W.P. Orcutt                1998   301,231(1)   78,971     10,000     14,475
Senior Vice President      1997   265,207     56,375      6,000     11,335
                           1996   261,146(1)   12,501      6,000     13,856

R.J. Kenney                1998   280,073(1)   71,506     10,000      9,341
Senior Vice President,     1997   256,006(1)   51,253      6,000      9,375
Finance                    1996   232,322(1)    8,800      6,000      9,893

R.E. Swanson               1998   270,240(1)   71,313     10,000      8,040
Senior Vice President      1997   234,112(1)   51,253      6,000      8,440
                           1996   206,883(1)   10,351      6,000      8,553

(1)	Includes banked vacation (dollar amount) and vacation taken in cash: for
G.M. Evans, $28,846 for 1998, $34,616 for 1997 and $17,308 for 1996; for
G.W. Mead, $26,924 for 1998, $26,924 for 1997 and $26,924 for 1996; for
W.P. Orcutt, $16,500 for 1998 and $14,424 for 1996; for R.J. Kenney,
$20,098 for 1998, $19,232 for 1997 and $16,924 for 1996; and for R.E.
Swanson, $10,058 for 1998, $4,808 for 1997, and $4,140 for 1996.

(2)	Includes contributions on behalf of each named executive officer to the
Consolidated Employees' Tax-saver & Investment Plan (401(k)), and payroll taxes attributable to retirement benefits accrued in excess of limits imposed by the Omnibus Budget Reconciliation Act of 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS

                             % Of
                             Total
                            Options/
               Number of       SARs
               Securities    Granted
               Underlying      to        Exercise
                Options/    Employees    Or Base                  Grant Date
                  SARs      In Fiscal     Price      Expiration     Present
    Name        Granted #     Year      ($/sh.)(1)       Date        Value(2)
G.M. Evans        30,000     5.61%       29.0625     02/12/2008    $238,200
G.W. Mead          1,578      .30%       22.1875     10/20/2008       6,691
W.P. Orcutt       10,000     1.87%       29.0625     02/12/2008      79,400
R.J. Kenney       10,000     1.87%       29.0625     02/12/2008      79,400
R.E. Swanson      10,000     1.87%       29.0625     02/12/2008      79,400

(1)	The options reflected in the table, all of which are nonqualified options for purposes of the Internal Revenue Code, were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. The options expire ten years from the date of grant, or five years after termination of employment with the Company, whichever is earlier. The options vest over a three-year period following the date of grant.

(2)	Based on the Black-Scholes option pricing model.  The actual value, if any, an executive officer may realize ultimately depends on the market value of the Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value for options expiring on 2/12/08 are as follows: (i) an estimated volatility of 21.4%; (ii) a risk-free rate of 5.71%; (iii) an estimated dividend yield of 2.9%; and (iv) an expected life of the option of 10 years. Assumptions used to calculate this value for options expiring
10/20/08 are as follows: (i) an estimated volatility of 20.8%; (ii) a risk-free rate of 4.97%; (iii) an estimated dividend yield of 4.0%; and
(iv) an expected life of the option of 10 years.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                               Number of
                                               Securities        Value of
                                               Underlying       Unexercised
                                               Unexercised      In-the-Money
                                               Options/SARs     Options/SARs
                                               at FY-End(#)     at FY-End($)(1)
              Shares Acquired      Value       Exercisable/     Exercisable/
    Name      On Exercise (#)  Realized ($)(1)  Unexercisable    Unexercisable
G.M. Evans        1,714           19,154       26,998/52,000    82,237/31,250
G.W. Mead         8,326           97,050         -   / 1,578      -   / 6,213
W.P. Orcutt       5,964           40,326       21,722/16,000    86,762/ 6,250
R.J. Kenney       1,674            9,834       25,076/16,000   117,317/ 6,250
R.E. Swanson       -                -          14,690/16,000    47,687/ 6,250

(1)	Dollar values are calculated by determining the difference between the fair market value of the underlying common stock and the exercise price of the options at exercise or FY-end, respectively.

               CONSOLIDATED SALARIED EMPLOYEES' RETIREMENT PLAN

The Consolidated Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan applicable to employees of the Company and its subsidiaries who are not in a collective bargaining unit, and is a qualified plan under the Internal Revenue Code. In recent years benefits have been based on average earnings for the latest five-year period and years of service, with benefits normally beginning at age 65. Officers participate in the Plan on the same basis as other salaried employees. The following table shows the estimated annual normal benefit payable upon retirement under the Plan for selected compensation and years of service classification:

                               PENSION PLAN TABLE

Estimated Annual Benefit For Participants With Years of Associated Service

 Final
Average
Earnings*  10     15      20      25      30     35      40      45      50
$200,000 29,700  44,500  59,300  74,200  89,000 103,800 118,800 133,800 148,800
$250,000 37,200  55,800  74,300  92,900 111,500 130,100 148,800 167,600 186,300
$300,000 44,700  67,000  89,300 111,700 134,000 156,300 178,800 201,300 223,800
$350,000 52,200  78,300 104,300 130,400 156,500 182,600 208,800 235,100 261,300
$400,000 59,700  89,500 119,300 149,200 179,000 208,800 238,800 268,800 298,800
$450,000 67,200 100,800 134,300 167,900 201,500 235,100 268,800 302,600 336,300
$500,000 74,700 112,000 149,300 186,700 224,000 261,300 298,800 336,300 373,800
$550,000 82,200 123,300 164,300 205,400 246,500 287,600 328,800 370,100 411,300
$600,000 89,700 134,500 179,300 224,200 269,000 313,800 358,800 403,800 448,800
$650,000 97,200 145,800 194,300 242,900 291,500 340,100 388,800 437,600 486,300

*	Compensation for purposes of computing retirement benefits means total cash compensation, including cash withdrawals of accrued vacation, but exclusive of discretionary bonuses.  For the individuals named in the Summary
Compensation Table, the compensation covered by the plan is that reflected as salary in the Summary Compensation Table.  The annual benefits shown above are not subject to offset for Social Security benefits.  Years of service, as of December 31, 1998 for the five individuals named in the
Summary Compensation Table are as follows:  G.M. Evans - 26; G.W. Mead -
47; W.P. Orcutt - 43, R.J. Kenney - 31; R.E. Swanson - 10.  Under sections
401(a)(17) and 415 of the Internal Revenue Code, considered earnings are limited to $160,000 (prior to 1994, $200,000 adjusted for cost of living)
and benefits under the plan are limited to $130,000 per year.  Earnings in excess of the limits are recognized and benefits in excess of $130,000 are provided under a separate nonqualified supplemental retirement plan sponsored by the Company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Among Consolidated Papers, Inc., S&P 500 Index, & Dow Jones Paper Products
Index

The Comparison of Five-Year Cumulative Total Return below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Consolidated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Total return includes reinvestment of dividends.

                                 Dec-93  Dec-94 Dec-95 Dec-96  Dec-97  Dec-98
Consolidated Papers, Inc.         $100    $107   $137   $124    $139    $148
S&P 500                           $100    $101   $139   $171    $229    $294
Dow Jones Paper Products Index    $100    $111   $127   $134    $146    $152

                             COMPENSATION COMMITTEE

                       Report On Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the Company's compensation program covering its executive officers, including the five officers named in the Summary Compensation Table. The following report on executive compensation was prepared by the members of the Compensation Committee.

Compensation Policies. The Company's executive compensation program is based on the principle that compensation levels must be aligned with the Company's overall business strategy and the goal of maintaining and, where possible, enhancing profitability as a means of maximizing shareholder value. The Compensation Committee endeavors to work with management toward achieving the following objectives:

-	Reward executives for long-term strategic management and the enhancement of shareholder value by allowing executives, through stock options and other benefit plans, to participate in the appreciation of the market value of the Company's stock.

-	Align compensation programs with annual and long-term strategic planning, goals and objectives.

-	Attract and retain key executives essential to the Company's long-term success by providing competitive compensation opportunities.

The Company's salary and bonus policies, stock option grants, and other employee benefit plans are intended to encourage the achievement of the Company's goals. The following discussion describes the specific components of executive compensation, how these components relate to the Company's compensation policies, and the relationship of corporate performance to executive compensation.

Executive Base Salaries. In setting executive base salaries, including the salaries of the individuals listed in the Summary Compensation Table, the Compensation Committee reviews salary practices and data reported by a selected group of companies in the paper industry, focusing particularly on ten companies which have significant coated paper production. These companies include five of the seven companies (in addition to Consolidated) which make up the Dow Jones Paper Products Index (see chart on Page 9). Executives of Consolidated typically receive base salaries in the mid-range of the base salaries offered by these peer companies for comparable positions.

Incentive Compensation. The Compensation Committee seeks to develop and implement incentive compensation plans which provide Company executives with the incentive and opportunity to earn compensation at levels which approach competitive norms in the paper industry depending upon individual and Company performance. The plans consist of bonuses (payable in cash and Company stock) tied to individual and corporate performance, and stock option grants. This approach blends short and long-term incentive compensation. The plan covers approximately forty key executives at the Company, including the executive officers named in the Summary Compensation Table other than George W. Mead.

The bonus plan in 1998 tied potential payments to achievement of several corporate targets, giving the most weight to the Company's Return on Capital Employed (ROCE). Other targets included manufacturing and sales objectives, and individual performance goals. The Company did not achieve the minimum targeted 1998 ROCE of eight percent, and no payments were made with respect to this objective. Manufacturing and sales objectives were partially met and awards were also made based on individual performance. Overall, bonuses attributable to corporate performance of from four percent to 13 percent of executives' base salaries were awarded. In addition, executives received awards of up to 15 percent of base salary for individual performance.

For 1999, the Committee has adopted a corporate performance measure for the key executive group using Consolidated Value Added ("CVA"), which measures the excess of the Company's net operating profit after taxes less a capital charge of eight percent. The capital charge represents the Company's weighted average cost of equity and debt, using a target of debt-to-equity ratio of 40 percent. The executive group's 1999 incentive compensation will be based upon increases in CVA over actual 1998 results. For 2000 and beyond, the Committee intends to continue to link management compensation to improvement or deterioration in CVA.

The Compensation Committee also makes stock option grants to provide incentives for the same group of executives. The size and frequency of the awards are determined with reference to an analysis of competitive practices in the paper industry. The grant program adopted by the Compensation Committee represents award levels at approximately one-half of competitive long-term incentive norms. The size of the individual awards to the Company's executives in 1998 depended on the executive's relative position with the Company. During 1998, the Compensation Committee granted options to purchase approximately 190,000 shares to the executives. All options have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The options have a term of ten years from the date of grant and vest over a period of three years. The grants are intended to increase shareholder value by better aligning the interests of these executives with those of the shareholders through significant stock ownership, and to give this group of executives long-term incentives to remain with the Company.

Compensation of Chief Executive Officer. Gorton M. Evans received a base salary of $450,000 in 1997. The Compensation Committee increased Mr. Evans' base salary to $500,000 in February 1998. The Compensation Committee sets Mr. Evans' base salary with reference to comparative information regarding compensation of other chief executive officers of similar companies in the paper and forest products industries. Mr. Evans' salary is in the lower range of this group, reflecting his promotion to the position in 1997. Most other members of the comparison group also provide significantly greater incentive compensation in the form of bonuses, stock options and other benefits for their chief executive officers. Mr. Evans received a bonus of $141,501 for 1998, which reflects the Compensation Committee's evaluation of Mr. Evans' individual performance during 1998, as well as a payment based on corporate performance under the executive incentive plan described above.

Other Employee Benefit Plans. The Company's policy with respect to other employee benefit plans is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company. These plans include the Consolidated Employees' Tax-saver and Investment Plan (401(k)); the Consolidated Salaried Employees' Retirement Plan and the Consolidated Employees' Benefit Plan (medical coverage). The Company believes that its employee benefit plans are generally comparable to similar plans in the paper industry.

Section 162(m) Compliance. Under Section 162(m) of the Internal Revenue Code, the tax deduction of corporate taxpayers is limited with respect to the compensation of certain executive officers unless the compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE:

Wiley N. Caldwell, Chairman
James D. Ericson
Sally M. Hands
J. Joseph King
Glenn N. Rupp
John S. Shiely

                          COMPENSATION OF DIRECTORS

Nonemployee directors receive an annual retainer of $18,000, plus a grant of 250 shares of common stock which is distributed on the date of the annual meeting of shareholders. All nonemployee directors receive a meeting fee of $1,000 for each Board and committee meeting attended. Nonemployee committee chairmen receive an annual retainer of $2,000 each. Each director who has completed at least three years of service as a nonemployee director participates in the Consolidated Directors' Retirement Plan. Under this plan, a retired director receives an annual payment equal to the annual retainer fee (not including the value of the stock grant) in effect at the time of the director's retirement. The retired director is entitled to receive this annual payment for that number of years that is equal to the number of years served as a nonemployee director, up to a maximum of ten years. Nonemployee directors also receive options to purchase Company common stock under Section 12 of the 1998 Incentive Compensation Plan. The plan provides that each nonemployee director who has completed at least one full year of service is granted options to purchase 1,000 shares on the date of the annual meeting of shareholders. All options are for a term of ten years from the date of grant and are priced at fair market value on the date of grant.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Officers, directors and more than 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors and more than 10% shareholders were complied with, except for a late filing for Mrs. Hands.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP audited the accounts of Consolidated Papers, Inc. and subsidiaries for fiscal 1998 and has been selected to audit the accounts for the current year. A representative of that firm is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions, and he will be given the opportunity to make a statement if he desires to do so.

                                 OTHER MATTERS

Management is not aware of any other matters to be considered at this annual meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.


Wisconsin Rapids, Wisconsin 54495-8050                     Carl H. Wartman
March 16, 1999                                             Secretary


                                     PROXY
                           CONSOLIDATED PAPERS, INC.
                                P.O. BOX 8050
                    WISCONSIN RAPIDS, WISCONSIN 54495-8050

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GEORGE W. MEAD and GORTON M. EVANS as proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock of Consolidated Papers, Inc. which the undersigned is entitled to vote at the annual meeting to be held on April 26, 1999, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

The proxies appointed herein may act by one of said proxies at the meeting.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

              (Continued and to be signed on the reverse side.)

                          CONSOLIDATED PAPERS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  X

1.	ELECTION OF DIRECTORS:  Nominees:

	R.B. Barker, W.N. Caldwell, J.D. Ericson, G.M. Evans, J.J. King, B.S. Kubale, D.R. Mead, Jr., G.W. Mead, G.D. Mead, L.R. Nash, G.N. Rupp, C.M. Sargent, and J.S. Shiely

    For    Withhold  For All
    All      All    (Except Nominee(s) written below)



2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated                          , 1999


            Signature of Shareholder


      For Joint Account Each Owner Should Sign

Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.